Exhibit 99.1

QUARTERLY REPORT for the period ended 31 December 2017

FINANCIAL HIGHLIGHTS

-	Average net production for the quarter ended 31 December 2017 was 562 barrels of oil equivalent per day.

-	Production from the Foreman Butte acquisition decreased from the September quarter total of 54,580 barrels of oil (net production) to 49,788 barrels of oil for the December quarter. The restricted availability of capital has meant that the necessary workovers have been delayed.

-	The Company has acquired a workover rig and this rig has been refurbished, transported to Williston and is due to commence its first workover later this week. The acquisition of the rig will mean that the restriction on workovers will be lifted and the priority top twenty down wells will be restored to productive status and will add around 500 BOPD.

-	As is expected North Dakota has experienced a cold winter and this annual weather event does interrupt production with various issues associated with the freezing of water lines, and associated production facilities such as treaters.

-	The decrease in quarterly production has been offset by the increase in the oil price during the quarter. Estimated oil and gas revenue was US$2.6 million for the quarter, slightly higher than the prior quarter of $2.4 million.

-	Oil price differentials in the Williston Basin have continued to remain in the $2.00 to $3.00 range.

-	During the quarter the Company injected 7,700 barrels of water into our Rose Waterflood. While pressure data is being monitored, it is expected to be at least the first quarter of 2019 before any noticeable pressure increase is detected.

-	Production from the Foreman Butte asset decreased due to two key wells that experienced down time during the quarter. The R Field well was down for 16 days, and the Evans well was down for 13 days due to surface facilities issues. In addition we experienced a number of weather related road restrictions, which impacts operations.

-	During the quarter, the Company took possession of a workover rig in exchange for old pumping units no longer being used by the Company. This acquisition, for minimal cash outlay provides an important tool to the Company with respect to returning production to previously seen levels. The rig is currently in the process of being commissioned with its first workover expected to commence in early February 2018.

Prior 12 month production by quarter:

	Q1 2017	Q2 2017	Q3 2017	Q4 2017
OIL, BO	64,900	66,015	54,580	49,788
GAS, MCF	30,767*	15,125*	8,429*	4,830*
BOE	70,027	68,534	55,94	50,593
BOEPD	778	761	623	562

* Does not include gas produced for which we have not yet received the revenue.

Samson Oil & Gas Limited Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000 T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	Samson Oil & Gas USA 1131, 17th Street, Suite 710, Denver Colorado 80202 T: +1 303 295 0344 F: +1 303 295 1961 NYSE: SSN

SAMSON OIL & GAS LIMITED

December 2017 Quarterly Report

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
September 2017 Quarter	54,580	2,351,208	8,429	35,114	2,370,361
December 2017 Quarter	49,788	2,594,681	4,830	9,308	2,603,989

Average commodity prices:

	OIL US$/Bbl	GAS US$/Mscf
September 2017 Quarter	$43.07	$4.16
December 2017 Quarter	$52.11	$1.92

In some cases revenue is yet to be received and is therefore an estimate.

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES
Hawk Springs	DJ	Wyoming	Goshen	2,291
Roosevelt	Williston	Montana	Roosevelt	2,230
Rainbow	Williston	North Dakota	Williams	294
Foreman Butte	Williston	North Dakota/Montana	Numerous	51,305
South Prairie	Williston	North Dakota	Renville	1,066

PROJECTS

Rainbow Field: Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% Working Interest

Kraken Operating, LLC, the operator of the Gladys 1-20H well, has been producing this well at an average rate of 45 BOPD and 54 MCFPD during the quarter. There are 6 additional Bakken/Three Forks drilling locations on this 1280 acre lease.

Foreman Butte Project: McKenzie & Williams Counties, North Dakota and Richland, Roosevelt, Sheridan Counties, Montana

Mississippian Madison Formation, Williston Basin

Samson 87% Operated Average Working Interest

Samson averaged a gross 560 BOEPD from its operated wells in the Foreman Butte Project this quarter. The production has reduced by 250 BOEPD from the previous quarter due to capital constraints leading to a decrease in well workovers. Well recompletions and optimizations are scheduled to resume for the upcoming quarter, using the Samson owned workover rig, that will increase the production in the project. Samson has projected a daily rate increase of 210 BOPD with a capital expenditure of $200,000 to workover 10 non-producing wells, a 342 BOPD daily rate increase with a capital expenditure of $500,000 to workover 20 non-producing wells

Samson commenced its water flood pilot project for the Home Run Field during the quarter by successfully injecting over 7,700 barrels of water. The waterflood pilot project utilizes an existing wellbore, the Mays 1-20H, which is located on the flank of the field and is non-economic to produce for oil. The water flood is being used to add pressure to the reservoir which is expected to enhance the recovery of oil. The well performance in the offsetting wells will be monitored to establish the viability of the flood. The water being used is produced formation water so that there is no chemical compatibility issue. In essence the water is being returned to the reservoir from which it originated. This water will be trucked to the injector from the existing producing wells, this water flood will allow Samson to turn back on many wells that have been shut-in for the past 2 years. These shut-in wells were previously uneconomic to produce due to high water disposal costs.

SAMSON OIL & GAS LIMITED

December 2017 Quarterly Report

The Home Run Field (also known as the Foreman Butte Field) is the largest areal oil field in Samson’s portfolio. It was developed on a 640 acre spacing pattern and our engineering and geologic analyses have determined that only 3.2% of the original oil in place has been recovered to date. Given that oil fields can recover up to 20% of their oil in place, there would appear to be significant un-developed oil to be recovered from this field.

Accordingly, Samson is planning to drill its first development well early this year. The first lateral will test the Ratcliffe Formation of the Mississippian Madison Group. Currently 26 Ratcliffe PUD (“proved undeveloped drilling”) locations have been identified. The second lateral will test an undeveloped reservoir in the Mission Canyon Formation of the Mississippian Madison Group. This lateral could prove up a new oil field with the potential for many additional well locations (up to 20 vertical wells or 8 drill-out laterals). A 3,500 acre 4-way structural closure has been mapped from an abundance of existing well control in the area. In 2004, the Banks 1-18H well was planned to be drilled as a dual lateral in both the Ratcliffe and Mission Canyon reservoirs. The Mission Canyon lateral produced hundreds of barrels of oil while the lateral was being drilled. However, the well was completed as just a single lateral in the Ratcliffe zone due to the operator being unable to remove a stuck whipstock that was set above the Mission Canyon lateral in order to drill the Ratcliffe lateral. This stuck whipstock prevented the completion of the Mission Canyon lateral.

Several new PUDs in the Foreman Butte Project were identified during the quarter. This has brought the total PUD count up to a total of 61 wells plus an additional 20 probable locations within the Foreman Butte Project. At the end of the 3rd quarter, the PDP + PDNP + PUD value of the project area was PV10 $105 million. With oil prices rising an additional $20 barrel since the 3rd quarter and the addition of several new PUDs to the prospect portfolio, the PV10 value should increase by at least 35%.

New Mexico – Western Permian Basin - State GC Oil Field

Samson 27% Working Interest

Samson divested its non-operated working interest in the State GC #1 and #2 wells for $1.2 million to an undisclosed buyer.

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$(’000’s)
Current cash on hand	897
Cash receipts from September quarter oil and gas sales*	960
Sale of inventory in tanks	500
TOTAL	2,357

* Estimate based on realized December quarter production and $55 oil price (indicative of estimated oil pricing), allowing for a one month delay between production and cash receipt.

FINANCIAL

Mutual of Omaha Credit Facility

The term of the facility was also extended to October 2018.

Foreign Exchange Rates

The closing A$:US$ exchange rate on 31 December 2017 was $0.78 The average A$:US$ exchange rate for the quarter was $0.78.

SAMSON OIL & GAS LIMITED

December 2017 Quarterly Report

The Company’s cash position at 31 December 2017 was as follows:

US$(‘000’s)
Cash at bank on deposit	897

Hedging

Product	Start Date	End Date	Volume (BO/Mmbtu)	Floor $	Ceiling $
WTI	1 Jan 2018	30 Apr 2018	15,053	41.50	63.00
WTI	1 May 2018	31 Dec 2018	107,800	45.00	56.00
Henry Hub	1 Jan 2018	30 Apr 2018	32,930	2.80	3.60
Henry Hub	1 May 2018	31 Dec 2018	80,850	2.65	2.90

As at 31 December 2017, the value of Samson’s hedging program was ($1.2 million). At 28 January 2018, the value of Samson’s hedging program was also approximately ($1.8 million).

For and on behalf of the Board of
SAMSON OIL & GAS LIMITED	For further information please contact
Denis Rakich, Director/Company Secretary, on 08 9220 9882

TERRY BARR Managing Director	Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

31 January 2018

SAMSON OIL & GAS LIMITED

December 2017 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity and oil and gas exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10, 01/05/13, 01/09/16

Name of entity
Samson Oil and Gas Limited
ABN	Quarter ended (“current quarter”)
25 009 069 005	31 December 2017

Consolidated statement of cash flows		Current quarter $US’000	Year to date (6 months) $US’000
1.	Cash flows from operating activities
1.1	Receipts from customers	3,122	6,099
1.2	Payments for
	(a) exploration & evaluation	(8)	(11)
	(b) development	-	(315)
	(c) production	(1,722)	(3,156)
	(d) staff costs	(302)	(882)
	(e) administration and corporate costs	(203)	(648)
1.3	Dividends received (see note 3)	-	-
1.4	Interest received	-	-
1.5	Interest and other costs of finance paid	(331)	(654)
1.6	Income taxes paid	-	-
1.7	Research and development refunds	-	-
1.8	Other (provide details if material) Hedging	(493)	(619)
	Abandonment costs	-	-
1.9	Net cash from / (used in) operating activities	63	(186)

2.	Cash flows from investing activities
2.1	Payments to acquire:
	(a) property, plant and equipment	-	(4)
	(b) tenements (see item 10)	-	-
	(c) investments	-	-
	(d) other non-current assets	-	-

SAMSON OIL & GAS LIMITED

December 2017 Quarterly Report

Consolidated statement of cash flows		Current quarter $US’000	Year to date (6 months) $US’000
2.2	Proceeds from the disposal of:
	(a) property, plant and equipment	-	-
	(b) tenements (see item 10)	-	-
	(c) investments	-	-
	(d) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-	-
2.6	Net cash from / (used in) investing activities	-	(4)

3.	Cash flows from financing activities
3.1	Proceeds from issues of shares	-	-
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	-	-
3.4	Transaction costs related to issues of shares, convertible notes or options	-	-
3.5	Proceeds from borrowings	-	450
3.6	Repayment of borrowings	-	-
3.7	Transaction costs related to loans and borrowings
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	-	450

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of period	841	645
4.2	Net cash from / (used in) operating activities (item 1.9 above)	63	(186)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	-	(4)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	-	450
4.5	Effect of movement in exchange rates on cash held	(7)	(8)
4.6	Cash and cash equivalents at end of period	897	897

SAMSON OIL & GAS LIMITED

December 2017 Quarterly Report

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter $US’000	Previous quarter $US’000
5.1	Bank balances	897	841
5.2	Call deposits	-	-
5.3	Bank overdrafts	-	-
5.4	Other (provide details)	-	-
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above)	897	841

6.	Payments to directors of the entity and their associates	Current quarter $US'000
6.1	Aggregate amount of payments to these parties included in item 1.2	120
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2

Salary and Directors Fees

7.	Payments to related entities of the entity and their associates	Current quarter $US'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

SAMSON OIL & GAS LIMITED

December 2017 Quarterly Report

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end $US’000	Amount drawn at quarter end $US’000
8.1	Loan facilities	24,000	23,902
8.2	Credit standby arrangements	-	-
8.3	Other (please specify)	-	-
8.4	Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.
Mutual of Omaha Bank credit facility - $23.9m. The interest rate is 5.25% on the reserve based lending facility and the interest rate is 6.5% on the term loan with a balance of $4.0 million. Both loans mature October 2018 and are fully secured against Samson’s oil and gas assets.

9.	Estimated cash outflows for next quarter	$US’000
9.1	Exploration and evaluation	-
9.2	Development	-
9.3	Production	1,000
9.4	Staff costs	450
9.5	Administration and corporate costs	200
9.6	Other (provide details if material)	-
9.7	Total estimated cash outflows	1,650

10.	Changes in tenements (items 2.1(b) and 2.2(b) above)	Tenement reference and location	Nature of interest	Interest at beginning of quarter	Interest at end of quarter
10.1	Interests in mining tenements and petroleum tenements lapsed, relinquished or reduced
10.2	Interests in mining tenements and petroleum tenements acquired or increased

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 31 January 2018
(Director/Company secretary)

Print name:	DENIS RAKICH

SAMSON OIL & GAS LIMITED

December 2017 Quarterly Report

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standards apply to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

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